UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 20, 2008
Date of Report (Date of earliest event reported)

TRUSTMARK CORPORATION
(Exact name of registrant as specified in its charter)

Mississippi	000-03683	64-0471500
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 East Capitol Street, Jackson, Mississippi	39201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(601) 208-5111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On November 21, 2008, as part of the Capital Purchase Program established by the U.S. Department of the Treasury (“Treasury”) under the Emergency Economic Stabilization Act of 2008 (“EESA”), Trustmark Corporation (the “Company”) entered into a Letter Agreement (including the Securities Purchase Agreement ― Standard Terms incorporated by reference therein, the “Purchase Agreement”) with Treasury dated November 21, 2008 pursuant to which the Company issued and sold to Treasury for an aggregate purchase price of $215 million in cash (i) 215,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, no par value per share, having a liquidation preference of $1,000 per share (the “Series A Preferred Stock”), and (ii) a ten-year warrant to purchase up to 1,647,931 shares of the Company’s common stock, no par value per share (“Common Stock”), at an initial exercise price of $19.57 per share (the “Warrant”).  The closing of this transaction occurred on November 21, 2008.

Cumulative dividends on the Series A Preferred Stock will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter, but will be paid only if, as, and when declared by the Company’s Board of Directors.  The Series A Preferred Stock has no maturity date and ranks senior to the Common Stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company.  The Series A Preferred Stock generally is non-voting.

The Company may redeem the Series A Preferred Stock in whole or in part at par after February 15, 2012.  Prior to this date, the Company may redeem the Series A Preferred Stock in whole or in part at par if (i) the Company has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Purchase Agreement and set forth below) in excess of $53.75 million, and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings.  Any redemption is subject to the consent of the Federal Reserve Bank of Atlanta, which is the Company’s primary Federal banking regulator.

The Purchase Agreement defines a “Qualified Equity Offering” to mean the sale and issuance for cash by the Company, to persons other than the Company or any Company subsidiary after the closing, of shares of perpetual Preferred Stock, Common Stock or any combination of such stock, that, in each case, qualify as and may be included in Tier 1 capital of the Company at the time of issuance under the applicable risk-based capital guidelines of the Company’s Federal banking regulator (other than any such sales and issuances made pursuant to agreements or arrangements entered into, or pursuant to financing plans which were publicly announced, on or prior to October 13, 2008).

The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company has agreed to register the resale of the Series A Preferred Stock, the Warrant, and the issuance of shares of Common Stock upon exercise of the Warrant (the “Warrant Shares”), as soon as practicable after the date of issuance of the Series A Preferred Stock and the Warrant.  Neither the Series A Preferred Stock nor the Warrant are subject to any contractual restrictions on transfer, except that Treasury may only transfer and/or exercise the Warrant with respect to an aggregate of one-half of the Warrant Shares prior to the earlier of (i) the date on which the Company has received aggregate gross proceeds of not less than $215 million from one or more Qualified Equity Offerings and (ii) December 31, 2009.

The Warrant is immediately exercisable.  In the event the Company completes one or more Qualified Equity Offerings on or prior to December 31, 2009 that result in the Company receiving aggregate gross proceeds of not less than $215 million, the number of the shares of Common Stock underlying the portion of the Warrant then held by Treasury will be reduced by a number of shares equal to the product of (i) the number of shares of Common Stock initially covered by the Warrant (taking into account any adjustments pursuant to the terms of the Warrant), and (ii) 0.5.

Copies of the Purchase Agreement, the Warrant, the Certificate of Designations for the Series A Preferred Stock and the form of Series A Preferred Stock Certificate are included as Exhibits to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

A copy of the Company’s November 21, 2008 press release announcing entry into the Purchase Agreement with Treasury and the closing of the transactions contemplated thereby is attached hereto as Exhibit 99.1.

Item 3.02.                      Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.03.                      Material Modification of the Rights of Security Holders.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Prior to November 21, 2011, unless the Company has redeemed the Series A Preferred Stock or  Treasury has transferred the Series A Preferred Stock to a third party, the consent of Treasury will be required for the Company to (i) declare or pay any dividend or make any distribution on its common stock (other than regular quarterly cash dividends of not more than $0.23 per share of common stock) or (ii) redeem, purchase or acquire any shares of its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In the Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own shares of Series A Preferred Stock, any portion of the Warrant or any Warrant Shares, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of EESA as implemented by any guidance or regulation under EESA and has agreed to not adopt any benefit plans with respect to, or which covers, its Senior Executive Officers that do not comply with EESA.  Additionally, each of the Company’s Senior Executive Officers, executed a waiver (the “Waiver”) voluntarily waiving any claim against Treasury or the Company for any changes to his compensation or benefits that are required to comply with the regulation issued by Treasury under the Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (collectively, “Benefit Plans”) as they relate to the period Treasury holds shares of Series A Preferred Stock, any portion of the Warrant or any Warrant Shares.

On November 21, 2008, the Company executed a Capital Purchase Program Agreement Regarding Executive Compensation Limitations (the “Omnibus Benefit Plan Amendment”) to modify the Benefit Plans and its executive compensation agreements as they relate to the period Treasury holds any securities of the Company acquired through the Capital Purchase Program to comply with Section 111(b) of EESA.

Amended and Restated Employment Agreement

On November 20, 2008, the Company entered into an amended and restated employment agreement (the “Employment Agreement”) with Richard G. Hickson, the Company’s Chairman, President and Chief Executive Officer (“CEO”), amending and restating Mr. Hickson’s prior employment agreement dated as of October 23, 2007.  The primary purpose for entering into the Employment Agreement was to extend Mr. Hickson’s employment term through the date of the Company’s annual meeting of shareholders to be held in 2011 (currently scheduled for May 10, 2011) and to provide for an orderly executive management transition.  The Employment Agreement provides for Mr. Hickson to continue serving as Chairman, President and CEO of the Company and Chairman and CEO of Trustmark National Bank (the “Bank”) through December 31, 2010.  After December 31, 2010, the Employment Agreement provides that Mr. Hickson will serve as an employee-Chairman of both the Company and the Bank until his retirement.

The Employment Agreement provides for Mr. Hickson to receive a base salary of not less than $400,000 and to receive bonuses, stock options and other customary benefits.  Mr. Hickson’s base salary in effect on December 31, 2010 will continue in 2011. Mr. Hickson’s annual bonus may not exceed his base salary in any year. Mr. Hickson will not participate in the Company’s regular bonus plan for 2011, but may be awarded a bonus for the portion of the year that he is employed, in the discretion of the Human Resources Committee.

The Employment Agreement provides for Mr. Hickson to be eligible to receive equity compensation awards through 2009, but that he will not receive equity awards in 2010 or 2011.  His 2009 equity compensation award will be twice the amount of the usual annual award, with one-half of the award being performance-based and one-half service-based, and with all earned shares normally vesting if and when Mr. Hickson’s employment continues through the date of the Company’s annual meeting of shareholders to be held in 2011. If Mr. Hickson’s employment ceases other than due to termination for Cause (as defined in the Employment Agreement), all of his incentive stock options and nonqualified stock options outstanding on the date of the Employment Agreement will be amended to provide, and all of the stock options granted after the date of the Employment Agreement will provide, that to the extent they are outstanding at the time of Mr. Hickson’s cessation of employment, they will continue to be exercisable for their original term.  If Mr. Hickson is terminated for Cause, his rights in his stock options will be governed by the terms of the applicable stock option award agreements.  This stock option exercise period extension was not provided in Mr. Hickson’s prior employment agreement.

On any cessation of employment, Mr. Hickson will be entitled to earned but unpaid salary and bonus and accrued vacation.

If on or before December 31, 2009, Mr. Hickson’s employment is terminated by the Company (other than for Cause, death, disability or retirement), or in the event he resigns for Good Reason (as defined in the Employment Agreement), following a change in control and if he timely releases the Company from certain claims, Mr. Hickson is entitled to a lump sum payment in an amount equal to the sum of his salary immediately prior to the change in control and the highest annual bonus earned in any of the preceding three years.  In consideration of Mr. Hickson’s agreements relating to confidentiality, non-solicitation and non-competition, the Company is additionally obligated to pay Mr. Hickson an amount equal to two times the sum of his salary immediately prior to the termination or resignation and the highest annual bonus earned in any of the preceding three years, payable in a lump sum where he terminates within two years after a change in control covered by Section 409A of the Internal Revenue Code or payable at regular pay intervals where he terminates within two years after a non-409A-covered change in control or during the third year after a 409A-covered change in control. Mr. Hickson is entitled to receive customary benefits for twelve months following his termination or resignation, reduced by any benefits received from later employment, provided that the Company will pay Mr. Hickson the after-tax cost of comparable coverage at regular pay intervals for the twelve months where coverage cannot continue to be provided. Any outstanding unvested stock options vest as of the change in control. Finally, the Company is obligated to purchase Mr. Hickson’s residence for the lesser of appraised value or $900,000, if he is unable to sell it within four months following his termination.  These benefits upon termination following a change in control differ from those provided in Mr. Hickson’s prior employment agreement in that the prior agreement did not limit these benefits to a termination on or before December 31, 2009.

If, without a change in control or at any time after December 31, 2009, Mr. Hickson is terminated by the Company (other than for Cause, death, disability or retirement) or if he resigns for Good Reason, in consideration of his agreements relating to confidentiality, non-solicitation and non-competition and his timely releasing the Company from certain claims, the Company is obligated to pay Mr. Hickson an amount equal to two times the sum of his salary immediately prior to the termination or resignation and the highest annual bonus earned in any of the preceding three years, payable for twenty-four months at regular pay intervals. The Company must also provide customary benefits for a period of eighteen months following termination or resignation, reduced by any benefits received from later employment, provided that the Company will pay Mr. Hickson the after-tax cost of comparable coverage at regular pay intervals for the eighteen months where coverage cannot continue to be provided. Finally, but only in the case of termination on or before December 31, 2009, the Company is required to purchase Mr. Hickson’s residence for the lesser of appraised value or $900,000, if he is unable to sell it within four months following termination.  These benefits upon termination without a change in control (or after December 31, 2009) differ from those provided in Mr. Hickson’s prior employment agreement in that the prior agreement did not limit Trustmark’s residence purchase obligation to a termination on or before December 31, 2009.

If Mr. Hickson becomes disabled while employed by the Company and if he timely releases the Company from certain claims, he is entitled to a lump sum payment of a time-weighted pro-rata share of his annual bonus target for the year of his disability.

If Mr. Hickson dies while employed by the Company, his spouse or designated beneficiary is entitled to a lump sum payment of a time-weighted pro-rata share of his annual bonus target for the year of his death.

If Mr. Hickson is terminated for Cause or if he leaves the Company voluntarily, he is not entitled to any payment other than earned but unpaid salary and bonus and accrued vacation.

Upon his retirement in 2011, Mr. Hickson will be provided office space and secretarial support until he reaches age 68 in 2013.  Mr. Hickson’s prior employment agreement did not provide for this post-retirement benefit.

Copies of the Omnibus Benefit Plan Amendment, the form of Waiver executed by the Senior Executive Officers and the Employment Agreement are included as Exhibits to this Current Report on Form 8-K and are incorporated by reference into this Item 5.02. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On November 20, 2008, the Company filed with the Secretary of State of the State of Mississippi Articles of Amendment to the Company’s Articles of Incorporation that included a Certificate of Designations establishing the Series A Preferred Stock.  A copy of the Certificate of Designations is included as an exhibit to this Report on Form 8-K and is incorporated by reference into this Item 5.03.

(b) The Board of Directors adopted as amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) new bylaw Sections 2.12 and 3.17 effective upon the closing of the transactions described herein.  The effect of new Bylaw sections is to insure that the Bylaws shall be consistent with the terms and provisions of the Series A Preferred Stock that provide for the election, in certain circumstances, of directors of the Company by the holders of Series A Preferred Stock.

Copies of the Certificate of Designations for the Series A Preferred Stock and the Amended and Restated Bylaws, as amended through November 21, 2008, are included as Exhibits to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

3.1	Certificate of Designations for 215,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of the Company.
3.2	Amended and Restated Bylaws of the Company as amended through November 21, 2008.
4.1	Warrant to Purchase up to 1,647,931 shares of Common Stock.
4.2	Form of Series A Preferred Stock Certificate.
10.1	Letter Agreement, dated November 21, 2008, including Securities Purchase Agreement ― Standard Terms, between the Company and the United States Department of the Treasury.
10.2	Form of Waiver.
10.3	Amended and Restated Employment Agreement between the Company and Richard G. Hickson, dated as of November 20, 2008.
10.4	Omnibus Benefit Plan Amendment dated November 21, 2008.
99.1	Press Release of the Company dated November 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUSTMARK CORPORATION

BY:	/s/ Louis E. Greer
Louis E. Greer
Treasurer and Principal Financial Officer

DATE:	November 21, 2008

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
3.1	Certificate of Designations for 215,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of the Company.
3.2	Amended and Restated Bylaws of the Company as amended through November 21, 2008.
4.1	Warrant to Purchase up to 1,647,931 shares of Common Stock.
4.2	Form of Series A Preferred Stock Certificate.
10.1	Letter Agreement, dated November 21, 2008, including Securities Purchase Agreement ― Standard Terms, between the Company and the United States Department of the Treasury.
10.2	Form of Waiver.
10.3	Amended and Restated Employment Agreement between the Company and Richard G. Hickson, dated as of November 20, 2008.
10.4	Omnibus Benefit Plan Amendment dated November 21, 2008.
99.1	Press Release of the Company dated November 21, 2008.